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EXHIBIT 23
FORM 10K
VERSA TECHNOLOGIES, INC.
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-49024, 33-71476 and
33-86446 and File No. 2-87421 of Versa Technologies, Inc. and subsidiaries on Forms S-3 and S-8 of our reports dated May 17, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Versa Technologies, Inc. for the fiscal year ended March 31, 1996.



Deloitte & Touche LLP
Milwaukee, Wisconsin
June 13, 1996